Exhibit 4.13

AMENDMENT NO. 5 TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

AMENDMENT NO. 5, dated as of February 6, 2013, to the Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”) among Eastman Kodak Company (the “Company”), a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, and Kodak Canada Inc. (“Kodak Canada”), as Borrowers, the US Subsidiaries of the Company party thereto, each a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, the Canadian Subsidiaries of Kodak Canada party thereto, the Lenders party thereto and Citicorp North America, Inc., as Agent and Co-Collateral Agent and Wells Fargo Capital Finance, LLC, as Co- Collateral Agent (this “Amendment”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amendment to the Credit Agreement. Section 5.01(s) of the Credit Agreement is amended by replacing “February 15, 2013” with “April 30, 2013” in clause (iii) thereof.

SECTION 3. Representations of the Loan Parties. Each of the Loan Parties represents and warrants that (i) the representations and warranties set forth in Article 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality, “Material Adverse Effect” or like qualification, in which case such representations and warranties are true and correct in all respects) on and as of the Amendment Effective Date (as defined below) and (ii) no Default will have occurred and be continuing on such date.

SECTION 4. Loan Document. This Amendment shall constitute a Loan Document.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the date on which the following conditions are met (the “Amendment Effective Date”):

(A) the Agent shall have received counterparts hereof executed by the Loan Parties, the Agent and the Required Lenders; and

(B) the Agent shall have received from the Company for the account of each Lender that has executed and delivered to the Agent a counterpart hereof prior to 5:00 p.m., New York City time, on February 4, 2013, an amendment fee in an amount equal to 0.125% of (i) in the case of a Revolving Lender, such Lender’s Revolving Credit Commitment and (ii) in the case of a Term Lender, the outstanding principal amount of such Lender’s Term Loans, in each case as of the Amendment Effective Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EASTMAN KODAK COMPANY

By
Name:
Title:

KODAK CANADA INC.

By
Name:
Title:

[US SUBSIDIARY GUARANTORS]

By
Name:
Title:

CITICORP NORTH AMERICA, INC. as Agent

By
Name:
Title:

REQUIRED REVOLVING LENDERS:

[SIGNATURE PAGES TO COME]

By
Name:
Title:

REQUIRED TERM LENDERS:

[SIGNATURE PAGES TO COME]

By
Name:
Title:

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